EXHIBIT 23

Independent Auditors Consent



We consent to the incorporation by reference in this Registration Statement of The Classica Group, Inc. on Form S-8 of our report dated March 27, 2002, appearing in the Annual Report on Form 10-KSB of The Classica Group Inc.for the year ended December 31, 2001.

Ehrenkraqntz, Sterling & Co.
Livingston, New Jersey
May 15, 2002